        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 2001
                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               EYE DYNAMICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Nevada                           3841                88-0249812
(State or Other Jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
  Incorporation or Organization)   Classification Code Number)   Identification
                                                                    Number)

                2301 205th Street, Suite 106, Torrance, CA 90501
  (Address And Telephone Number, of Registrant's Principal Executive Offices)

                               Charles E. Phillips
                2301 205th Street, Suite 106, Torrance, CA 90501
                                 (310) 328-0477
            (Name, Address And Telephone Number of Agent For Service)

                                    Copy To:

                             Robert J. Zepfel, Esq.
                               Haddan & Zepfel LLP
                         4685 MacArthur Court, Suite 220
                         Newport Beach, California 92660
                                 (949) 752-6100

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Amendment to Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
  Title of each                        Proposed         Proposed
    Class of                           Maximum          Maximum
   Securities         Securities       Offering         Aggregate    Amount of
     to be              to be          Price Per        Offering    Registration
   Registered         Registered       Unit (2)           Price         Fee
--------------------------------------------------------------------------------
Common Stock         3,000,000(1)      $ .36           $1,080,000     $270.00

(1) Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such indeterminate number of additional shares of common stock as may be issuable upon the exercise of the common stock purchase warrants described herein pursuant to the antidilution provisions thereof. The proposed maximum offering price per share and maximum aggregate offering price for the shares being registered hereby is calculated in accordance with Rule 457(c) under the Securities Act.

(2) Based on the closing price of the Common Stock on the OTC Bulletin Board on January 23, 2001.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS


                                3,000,000 SHARES

                               EYE DYNAMICS, INC.

                                  COMMON STOCK


         These shares of common stock are being offered by certain of our current shareholders. We issued the shares, or reserved the shares for issuance, to the shareholders in connection with a private placement made in the Company during the past year.

         The selling shareholders may sell the shares covered by this Prospectus in ordinary brokerage transactions, in negotiated transactions or otherwise, at prevailing market prices at the time of sale or at negotiated prices, and may engage brokers or dealers to sell the shares. For additional information on the selling shareholders' possible methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution." The selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with the sale of their shares. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares.

         Our common stock is traded on the OTC Bulletin Board under the symbol "EYDY."

         The shares offered in this prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" beginning on page 3 in determining whether to purchase shares of our common stock.


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
        SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES, OR
           DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  THE DATE OF THIS PROSPECTUS IS _______, 2001.

         You should rely only on information contained or incorporated by reference in this prospectus. See "Information Incorporated by Reference." Neither we nor the selling shareholder have authorized any other person to provide you with information different from that contained in this prospectus.

         The information contained in this prospectus is correct only as of the date on the cover, regardless of the date this prospectus was delivered to you or the date on which you acquired any of the shares.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements." These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors described above and elsewhere in this prospectus.


                                  THE BUSINESS

         The Company markets and distributes diagnostic equipment that utilizes the Company's proprietary technology and computer software to test individuals for impaired performance resulting from the influence of alcohol, drugs, illness, stress and other factors that affect eye and pupil performance. The Company also markets a medical diagnostic product that tracks and measures eye movements during a series of standardized tests. Results from the tests are used by physicians and clinicians as an aid in diagnosing problems of the vestibular (balance) system and other balance disorders. Testing of patients for irregular eye movements has been a standard medical procedure for several decades and the Company's products have gained a share of this highly specialized market. The underlying technology used in all of the Company's products is similar, yet differs in its application and use. The Company's products utilize infrared sensitive video cameras to monitor, videotape and analyze eye performance and movement. Medical research conducted over the past 50 years has furnished evidence demonstrating a relationship between irregular eye movement and abnormal central nervous system physiology. The causes of these conditions are numerous, and include the influences of alcohol, drugs, illness, stress, extreme fatigue and other neurological conditions. Generally, product development has followed two paths - that of performance evaluation and that of data gathering for medical diagnostic purposes.

         Our address is 2301 205th Street, Suite 106, Torrance, CA 90501, and our telephone number is (310) 328-0477. Our website is at eyedynamics.com.

                                  RISK FACTORS

         You should carefully consider the following factors and other information in this prospectus before deciding to invest in the shares. You should not purchase any of the shares unless you can afford a complete loss of your investment.

WE HAVE A HISTORY OF OPERATING LOSSES.

         We have incurred operating losses in each of the last two fiscal years, and have a significant accumulated deficit. Our operating losses have resulted from a number of factors, including the fact that our principal product, SafetyScope, is relatively new to the market, and our existing product line, the Infrared/Video ENG System, appeals to a niche type market with limited growth potential. Thus, an investment in the shares is highly speculative and we cannot assure you that you will realize any return on your investment or that you will not lose your entire investment.

WE MAY HAVE DIFFICULTIES IN MANAGING OUR GROWTH.

         Potential growth could place a significant strain on our personnel and systems. To accommodate our current size and manage growth, we must improve our operational, financial and information systems, and expand, train and manage our employee base. This problem may be more serious if we acquire additional businesses, as each such business must then be integrated into our operations and systems.

         As we expand our customer base, we will experience greater demands on our corporate infrastructure, technical staff and resources. If such demand results in difficulties satisfying the needs of our customers, it could negatively affect us by causing customers or potential customers to utilize competitive products or technologies.

IT IS LIKELY WE WILL REQUIRE ADDITIONAL CAPITAL.

         All of the proceeds of this offering will be received by the selling shareholders. While we may receive cash from the exercise of warrants covered by this Prospectus, we can't be sure that we will derive any specific amount from this offering. We may require additional capital to sustain our business as presently operated, and developments in our business and possible expansion into other markets could indicate that we need to raise additional capital.

OUR QUARTERLY REVENUES HAVE BEEN DECREASING, AND QUARTERLY FINANCIAL RESULTS MAY FLUCTUATE SIGNIFICANTLY.

         Our quarterly revenues for the past two quarters declined when compared to the corresponding periods in 1999, and there can be no assurance that revenues will increase. Our quarterly operating results may vary significantly due to a variety of factors, including the availability and cost of materials and components, the introduction of new products, the timing of our marketing efforts, pricing pressures, general economic and industry conditions that affect customer demand, and other factors.

OUR FUTURE GROWTH DEPENDS UPON AN INCREASE IN THE USE OF IMPAIRMENT DETECTION DEVICES.

         The market for impairment detection devices is in its early stage. While we anticipate substantial growth in the market, there can be no assurance that the market will develop in the near future, if ever.

OUR BUSINESS IS HIGHLY COMPETITIVE AND SUBJECT TO RAPID TECHNOLOGICAL CHANGES.

         The business of impairment detection is extremely competitive. Our competitors include drug testing firms as well as companies that have developed tests and devices that evaluate motor and cognitive skills. These have taken the form of hand-eye coordination tests, divided attention tests and other behavioral tests or series of tests administered either in series or selectively. The Company knows of only one other company, Pulse Medical Instruments of Rockville, Maryland, that is currently marketing a device that is competitive with the product manufactured by the Company.

         The field of performance impairment is marked by rapid changes in technology, which can cause products to become obsolete over very short time frames. Thus, our performance will depend on our ability to develop and market new hardware products and services to meet changing technology, pricing considerations and other market factors. The business could be severely impacted if the Company were to experience delays in developing new hardware products and services or enhancements.

WE MAY FACE PRICING PRESSURES.

         As additional competitors enter the impairment detection market, we may face pricing pressures. However, we believe that early entry into the market affords us an opportunity to establish pricing levels for products and services with sufficient gross profit to meet competitive pricing pressure.

OUR BUSINESS DEPENDS ON OUR ABILITY TO PROTECT OUR TECHNOLOGY.

         Our success will depend in part on protecting our proprietary technology. While we have patents covering certain of our products, we rely principally on copyright law for protection of our hardware and software designs, as well as trade secret law, confidentiality agreements and our technical abilities and responsiveness to the demands of customers to protect our proprietary rights.


                            THE SELLING SHAREHOLDERS

         In the fall of 2000 we completed a private placement with a group of four investors. We sold a total of 1,000,000 units, with each Unit consisting of one share, one warrant to purchase a Common Share at an exercise price of $ .35 per share, and one warrant to purchase a share of Common Stock at an exercise price of $ .75 per share. The price per unit was $ .20. Each warrant is exercisable for one year from issuance. No commissions were paid in connection with the transaction. The Company is required to register the resale of all of the shares issued in the private placement, including the shares issuable upon exercise of the Warrants.

         The following table sets forth certain information as of November 30, 2000, regarding the ownership of the common stock by the selling shareholders and as adjusted to give effect to the sale of the shares offered in this prospectus.


                       Shares Owned Prior                       Shares Owned
     Selling             To Offering(1)          Shares        After Offering
   Shareholder       Number      Percentage      Offered    Number    Percentage
   -----------       ------      ----------      -------    ------    ----------

William Stanimir     750,000       6.6%          750,000        0         0

Jim Pratt            750,000       6.6%          750,000        0         0

John D. Gunther      750,000       6.6%          750,000        0         0

Joseph Terek         750,000       6.6%          750,000        0         0

---------------------------------------

(1) Includes shares issuable upon exercise of warrants.

         Neither the selling shareholders nor any of their officers or directors have held any positions or office or had any other material relationship with the Company or any of its affiliates within the past three years.

                              PLAN OF DISTRIBUTION

         The shares of common stock are being offered on behalf of the selling shareholders, and we will not receive any proceeds from the offering. The shares of common stock may be sold or distributed from time to time by the selling shareholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling shareholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agent or may acquire such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be subject to change. The sale of the shares of common stock may be effected through one or more of the following methods: (i) ordinary brokers' transactions; (ii) transactions involving cross or block trades or otherwise; (iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus; (iv) "at the market" to or through market makers or into established trading markets, including direct sales to purchasers or sales effected through agents; and (v) any combination of the foregoing, or by any other legally available means. The selling shareholders also may enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares of common stock, which shares of common stock may be resold thereafter pursuant to this prospectus. We cannot be certain that all or any of the shares of common stock will be sold by the selling shareholders.

         Brokers, dealers, underwriters or agents participating in the sale of the shares of common stock as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation to a particular broker-dealer may be less than or in excess of customary commissions). The selling shareholders and any broker-dealers or other persons who act in connection with the sale of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of such shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the selling shareholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between the selling shareholders and any other shareholders, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

         The selling shareholders and any other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling shareholders or any other such persons. The foregoing may affect the marketability of the common stock.

         We will pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public, other than any commissions or discounts of underwriters, broker-dealers or agents. We and the selling shareholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.


                      INFORMATION INCORPORATED BY REFERENCE
                         AND OTHER AVAILABLE INFORMATION

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with SEC rules.

         We file annual, quarterly and special reports and other information with the SEC. You may read and copy the Registration Statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholder has sold all the shares.

         The following documents filed with the SEC are incorporated by reference in this prospectus:

         (1) Our Annual Report on Form 10-K for the year ended December 31, 1999; and

         (2) Our Quarterly Report on Form 10-Q for the three months ended March 31, 2000;

         (3) Our Quarterly Report on Form 10-Q for the three months ended June 30, 2000;

         (4) Our Quarterly Report on Form 10-Q for the three months ended September 30, 2000; and

         (5) The description of our common stock set forth under the caption "Description of Common Stock" in Amendment No. 1 to our Registration Statement on Form 10-SB (File No. 0-27857), as filed with the Securities and Exchange Commission on December 13, 1999 , or as subsequently amended (the "Registration Statement").

         We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Secretary, Eye Dynamics, Inc., 2301 205th Street, Suite 106, Torrance, CA 90501

         The information relating to the Company contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.


                                     EXPERTS

         The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of Harold Spector, CPA, independent accountant, given on the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

         Certain legal matters with respect to the legality under California law of the shares of Common Stock offered hereby will be passed upon for the Company by Haddan & Zepfel LLP, Newport Beach, California.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           ---------------------------

                                TABLE OF CONTENTS

                           ---------------------------

                                                                          Page
                                                                          ----


Forward-Looking Statements...................................................2
The Business.................................................................2
Risk Factors.................................................................3
The Selling Shareholders.....................................................5
Plan of Distribution.........................................................6
Information Incorporated by Reference
 and Other Available Information.............................................7
Experts......................................................................8
Legal Matters................................................................8




                                3,000,000 SHARES


                                  COMMON STOCK




                               EYE DYNAMICS, INC.




                                   ----------
                                   PROSPECTUS
                                   ----------




                               _____________, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses incurred or to be incurred by the Company in connection with the preparation and filing of this Registration Statement are estimated to be as follows:



Printing and duplication expenses...........................  $ 1,000
Registration fee............................................      222
Legal fees and expenses.....................................    3,000
Accounting fees and expenses................................    1,000
Transfer Agent fees.........................................      300
Miscellaneous...............................................      478
                                                              --------

          Total.............................................  $ 6,000
                                                              ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws provide that the Company may indemnify its officers and directors, and may indemnify its employees and other agents, to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 16.  EXHIBITS

         The following exhibits are filed with this Registration Statement:


        EXHIBIT
        NUMBER                      DESCRIPTIONS
        ------                      ------------


         3.1      Amended and Restated Articles of Incorporation of the
                  Company(1)

         3.2       Amended and Restated Bylaws of the Company (1)

         5.1      Opinion of Haddan & Zepfel LLP

         10.1     Form of Warrant

         23.1     Consent of Harold Y. Spector, Certified Public Accountant

         24.2     Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

----------------

(1) Incorporated by reference from Amendment No. 1 to the Company's Amended Report on Form 10-SB, filed with the Commission on December 13, 1999, and incorporated herein by reference.


Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S_3 and has duly caused this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on January 26 , 2001.


                                          Eye Dynamics, Inc.

                                          By:   /s/ Charles E. Phillips
                                             --------------------------------
                                             Charles E. Phillips, President


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Phillips his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature                              Title                            Date
---------                              -----                            ----

(1)  Principal Executive, Financial
     and Accounting Officer

  /s/ Charles E. Phillips              President, Chief Financial       January 26, 2001
-----------------------------------    Officer and a Director
      Charles E. Phillips

(2)  Directors

/s/ Ronald A. Waldorf                  Chairman and a Director          January 26, 2001
-----------------------------------
    Ronald A. Waldorf

/s/ Arnold Kay                         Director                         January 26, 2001
-----------------------------------
    Arnold Kay